As filed with the Securities and Exchange Commission on November 1, 2004

Registration No. 333-105284

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1
to

FORM S-8
Registration Statement Under The Securities Act Of 1933

AFFILIATED COMPUTER SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)		51-0310342 (I.R.S. employer identification number)
2828 North Haskell Avenue Dallas, Texas 75204 (Address, including zip code, of principal executive offices)

Amended and Restated
Affiliated Computer Services, Inc.
Employee Stock Purchase Plan
(Full title of the Plan)

William L. Deckelman, Jr., Esq.
Executive Vice President, Secretary and General Counsel
Affiliated Computer Services, Inc.
2828 North Haskell Avenue
Dallas, Texas 75204
(214) 841-6111 (phone)

(Name, address and telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
		Offering Price per	Aggregate Offering	Amount of
Title of Securities to be Registered	Amount to be Registered (1)	Share (2)	Price (2)	Registration Fee
Class A Common Stock, par value $0.01 per share	2,000,000	$51.65	$103,300,000	$8,356.97	(2)
Class A Common Stock Purchase Rights	(3)	N/A (3)	N/A (3)	N/A	(3)

(1)	Pursuant to Rule 416 of the Securities Act of 1933, as amended (the “Act”), this Post-Effective Amendment No. 1 to Registration Statement includes any additional shares of the registrant’s Class A Common Stock that may be issued pursuant to anti-dilution provisions contained in the plan and a Class A Common Stock purchase right that is attached to each share of Class A Common Stock. Pursuant to Rule 416(c) under the Act, there is also being registered an indeterminate number of plan interests in the Amended and Restated Affiliated Computer Services, Inc. Employee Stock Purchase Plan.

(2)	Estimated solely for the purpose of calculating the registration fee. Pursuant to Rule 457(c) and 457(h) under the Act, the offering price and registration fee are based on a price of $51.65 per share, which price is an average of the high and low prices of the Class A Common Stock as reported by the New York Stock Exchange on May 12, 2003. The registration fee was paid on May 15, 2003 in connection with the original filing of the Form S-8 Registration Statement.

(3)	The rights to purchase Class A Common Stock are attached to and trade with the Class A Common Stock. No additional registration fee is required pursuant to Rule 457(g) under the Act since no additional consideration will be received for the rights and the rights are being registered in the same registration statement as the securities being offered pursuant to the rights.

PURPOSE OF AMENDMENT

     Affiliated Computer Services, Inc., a Delaware corporation, previously filed a Registration Statement on Form S-8 (File No. 333-105284) with the Securities and Exchange Commission (the “Commission”) on May 15, 2003 (the “Registration Statement”) for the purpose of registering 2,000,000 additional shares of our Class A Common Stock available for issuance in accordance with the terms of the Amended and Restated Affiliated Computer Services, Inc. Employee Stock Purchase Plan (the “Plan”). We are filing this Post-Effective Amendment No. 1 to the Registration Statement to reflect the Class A Common Stock purchase rights that are attached to and trade with the Class A Common Stock and to revise the exhibit listing. The Registration Statement is not otherwise amended or superseded by this Post-Effective Amendment No. 1.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

     The following documents filed with the Commission are incorporated by reference:

(1)	Annual Report on Form 10-K for the year ended June 30, 2004, filed on September 13, 2004;

(2)	Current Report on Form 8-K*, filed on October 29, 2004;

(3)	The updated description of our Class A Common Stock, contained in our Registration Statement on Form 8-A12B/A, filed September 26, 1994, including any amendment or report filed for the purpose of updating such description; and

(4)	The updated description of securities contained in our Registration Statement on Form 8-A12G, filed on August 21, 1997, including any amendment or report filed for the purpose of updating such description.

     All documents filed by Affiliated Computer Services, Inc. with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this Registration Statement and prior to the termination of the offering to which it relates shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated by reference or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that the statement is modified or superseded by any other subsequently filed document which is incorporated or is deemed to be incorporated by reference herein. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement. Nothing in this Registration Statement shall be deemed to incorporate information furnished by us but not filed with the Commission pursuant to Items 7.01 or 9.01 of Form 8-K.

*	Indicates that Current Report on Form 8-K submitted to the Commission includes information "furnished" pursuant to Item 7.01 of Form 8-K. Pursuant to General Instruction B of Form 8-K, such information is not deemed to be "filed" for the purpose of Section 18 of the Securities Exchange Act of 1934. The information furnished pursuant to Item 7.01 in such report is not subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, is not incorporated into this registration statement on Form S-8 and we do not intend to incorporate any information furnished pursuant to Item 7.01 of Form 8-K into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934.

Item 8. Exhibits.

     The following documents are filed as exhibits to the Registration Statement:

Exhibit No.	Exhibit
4.1	Certificate of Incorporation of the Company (filed as Exhibit 3.1 to our Registration Statement on Form S-3, filed March 30, 2001, File No. 333-58038 and incorporated herein by reference).

4.2	Certificate Of Correction to Certificate of Amendment of the Company, dated August 30, 2001 (filed as Exhibit 3.2 to our Annual Report on Form 10-K, filed September 17, 2003 and incorporated herein by reference).

4.3	Bylaws of the Company, as amended and in effect on September 11, 2003 (filed as Exhibit 3.3 to our Quarterly Report on Form 10-Q, filed February 17, 2004 and incorporated herein by reference).

4.4	Form of New Class A Common Stock Certificate (filed as Exhibit 4.3 to our Registration Statement on Form S-1, filed May 26, 1994, File No. 33-79394 and incorporated herein by reference).

4.5*	Amended and Restated Affiliated Computer Services, Inc. Employee Stock Purchase Plan.

4.6	Amended and Restated Rights Agreement, dated April 2, 1999, between the Company and First City Transfer Company, as Rights Agent (filed as Exhibit 4.1 to our Current Report on Form 8-K, filed May 19, 1999 and incorporated herein by reference).

4.7	Amendment No. 1 to Amended and Restated Rights Agreement, dated as of February 5, 2002, by and between the Company and First City Transfer Company (filed as Exhibit 4.1 to our Current Report on Form 8-K, filed February 6, 2002 and incorporated herein by reference).

4.8	Form of Rights Certificate (included as Exhibit A to the Amended and Restated Rights Agreement (Exhibit 4.6)).

5*	Opinion of Jackson Walker L.L.P.

23.1*	Consent of PricewaterhouseCoopers LLP to the incorporation by reference of its report on the consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended June 30, 2004.

23.2*	Consent of Jackson Walker L.L.P. (included in opinion filed as Exhibit 5).

24*	Power of Attorney (included on signature page of the Registration Statement).

*	Filed previously

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Dallas, State of Texas, on October 29, 2004.

AFFILIATED COMPUTER SERVICES, INC.
By:	/s/ WILLIAM L. DECKELMAN, JR.
William L. Deckelman, Jr.
Executive Vice President and General Counsel

     Amended and Restated Affiliated Computer Services, Inc. Employee Stock Purchase Plan. Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Dallas, State of Texas, on October 29, 2004.

AMENDED AND RESTATED AFFILIATED COMPUTER SERVICES, INC. EMPLOYEE STOCK PURCHASE PLAN
By:	Affiliated Computer Services, Inc.

By:	/s/ LORA VILLARREAL
Lora Villarreal
Senior Vice President and Chief People Officer; Administrative Committee Member

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ DARWIN DEASON Darwin Deason	Chairman of the Board and Director	October 29, 2004

/s/ JEFFREY A. RICH Jeffrey A. Rich	Chief Executive Officer and Director	October 29, 2004

Name	Title	Date

/s/ MARK A. KING Mark A. King	President, Chief Operating Officer and Director	October 29, 2004

/s/ WARREN D. EDWARDS Warren D. Edwards	Executive Vice President and Chief Financial Officer	October 29, 2004

/s/ FRANK A. ROSSI Frank A. Rossi	Director	October 27, 2004

/s/ WILLIAM L. DECKELMAN, JR. William L. Deckelman, Jr.	Executive Vice President, Secretary and General Counsel	October 29, 2004

/s/ JOSEPH P. O’NEILL Joseph P. O’Neill	Director	October 29, 2004

/s/ J. LIVINGSTON KOSBERG J. Livingston Kosberg	Director	October 29, 2004

/s/ DENNIS MCCUISTION Dennis McCuistion	Director	October 27, 2004

/s/ CHARLES E. MCDONALD Charles E. McDonald	Senior Vice President and Chief Accounting Officer	October 28, 2004

EXHIBITS
INDEX TO EXHIBITS

Exhibit No.	Exhibit
4.1	Certificate of Incorporation of the Company (filed as Exhibit 3.1 to our Registration Statement on Form S-3, filed March 30, 2001, File No. 333-58038 and incorporated herein by reference).

4.2	Certificate Of Correction to Certificate of Amendment of the Company, dated August 30, 2001 (filed as Exhibit 3.2 to our Annual Report on Form 10-K, filed September 17, 2003 and incorporated herein by reference).

4.3	Bylaws of the Company, as amended and in effect on September 11, 2003 (filed as Exhibit 3.3 to our Quarterly Report on Form 10-Q, filed February 17, 2004 and incorporated herein by reference).

4.4	Form of New Class A Common Stock Certificate (filed as Exhibit 4.3 to our Registration Statement on Form S-1, filed May 26, 1994, File No. 33-79394 and incorporated herein by reference).

4.5*	Amended and Restated Affiliated Computer Services, Inc. Employee Stock Purchase Plan.

4.6	Amended and Restated Rights Agreement, dated April 2, 1999, between the Company and First City Transfer Company, as Rights Agent (filed as Exhibit 4.1 to our Current Report on Form 8-K, filed May 19, 1999 and incorporated herein by reference).

4.7	Amendment No. 1 to Amended and Restated Rights Agreement, dated as of February 5, 2002, by and between the Company and First City Transfer Company (filed as Exhibit 4.1 to our Current Report on Form 8-K, filed February 6, 2002 and incorporated herein by reference).

4.8	Form of Rights Certificate (included as Exhibit A to the Amended and Restated Rights Agreement (Exhibit 4.6)).

5*	Opinion of Jackson Walker L.L.P.

23.1*	Consent of PricewaterhouseCoopers LLP to the incorporation by reference of its report on the consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended June 30, 2004.

23.2*	Consent of Jackson Walker L.L.P. (included in opinion filed as Exhibit 5).

24*	Power of Attorney (included on signature page of the Registration Statement).

*	Filed previously